UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed	by the Registrant ☒
Filed	by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO

2018 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DATED JANUARY 26, 2018

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 21, 2018

This Supplement provides updated information with respect to the Starbucks Corporation 2018 Annual Meeting of Shareholders (the “Annual Meeting” or the “Annual Meeting of Shareholders”) to be held on Wednesday, March 21, 2018.

On January 26, 2018, Starbucks Corporation commenced distributing to its shareholders a notice of Annual Meeting of Shareholders and proxy statement (the “Notice and Proxy Statement”). This Supplement, which describes a recent change in the shareholder proposals, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Shareholder Proposal

The proponents of Proposal 6: Shareholder Proposal Regarding Report on Paid Family Leave (“Proposal 6”) withdrew the proposal just prior to the filing and distribution of the Notice and Proxy Statement. Therefore, Proposal 6 will not be presented or voted upon at the Annual Meeting.

Voting Matters

We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal 6. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by a proxy submitted before the Annual Meeting will not be voted in respect of Proposal 6. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal 6.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxies returned before the Annual Meeting will be voted as instructed by the shareholder granting the proxy with respect to all other matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the meeting by one of the methods described in the Notice and Proxy Statement.

By order of the board of directors,

Sophie Hager Hume interim corporate secretary

Seattle, Washington

January 26, 2018